UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our Annual Meeting of stockholders held on May 16, 2012 (the “Annual Meeting”), our stockholders approved Amendment No. 2 to our 2010 Stock Incentive Plan (the “2010 Plan”), which amendment had previously been adopted by our Board of Directors, subject to shareholder approval, to increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2010 Plan by an additional 3,000,000 shares. A copy of this amendment is filed as Exhibit 99.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, our stockholders voted on three matters as follows:

1.	The following eleven nominees were elected to our Board of Directors to serve for a one-year term expiring at the 2013 annual meeting of stockholders:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Martin Babler	15,654,822	738,195	7,124	1,757,948
Anthony B. Evnin, Ph.D.	15,653,605	739,413	7,123	1,757,948
Gwen A. Fyfe, M.D.	16,389,806	3,510	6,825	1,757,948
Steven H. Holtzman	16,002,042	395,444	2,655	1,757,948
Eric S. Lander, Ph.D.	16,057,484	337,954	4,703	1,757,948
Patrick P. Lee	15,655,136	740,314	4,691	1,757,948
Thomas J. Lynch, M.D.	16,055,413	337,904	6,824	1,757,948
Adelene Q. Perkins	16,057,276	340,510	2,355	1,757,948
Norman C. Selby	16,388,071	4,946	7,124	1,757,948
Ian F. Smith	16,054,894	340,472	4,775	1,757,948
Michael C. Venuti, Ph.D.	16,036,610	358,669	4,862	1,757,948

2.	Amendment No. 2 to our 2010 Plan was approved and an additional 3,000,000 shares of Common Stock were reserved for issuance thereunder.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
11,368,629	5,027,565	3,947	1,757,948

3.	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year was ratified.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,148,670	7,773	1,646	—

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is included in this report:

Exhibit No.	Description

99.1	Amendment No. 2 to 2010 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: May 18, 2012	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Vice President, Corporate Affairs and General Counsel